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                                                                    EXHIBIT 99.3

CSX TRANSPORTATION, INC.                       NORFOLK SOUTHERN RAILWAY COMPANY

                          CONSOLIDATED RAIL CORPORATION

                             Exchange Offer for All
                    Outstanding 9-3/4% Debentures due 2020 of
             Consolidated Rail Corporation (CUSIP No. 209864AT4) and
                    Outstanding 7-7/8% Debentures due 2043 of
               Consolidated Rail Corporation (CUSIP No. 209864AU1)
   and Solicitation of Consents to Certain Amendments to the Related Indenture
             Pursuant to the Exchange Offer and Consent Solicitation
         Described in the Prospectus and Consent Solicitation Statement

                              dated _____ ___, 2004


                                                               ___________, 2004

To Our Clients:

      As described in the Prospectus and Consent Solicitation Statement (as defined herein) and the related Letter of Consent/Transmittal, Consolidated Rail Corporation ("Conrail"), CSX Transportation, Inc. ("CSXT"), NYC Newco, Inc. ("NYC Newco"), Norfolk Southern Railway Company ("NSR") and PRR Newco, Inc. ("PRR Newco," and together with Conrail, CSXT, NYC Newco and NSR, the "Companies") have commenced an offer to exchange all outstanding 9-3/4% Debentures of Conrail due June 15, 2020 (the "9-3/4% Conrail Debentures") and all outstanding 7-7/8% Debentures of Conrail due May 15, 2043 (the "7-7/8% Conrail Debentures" and, together with the 9-3/4% Conrail Debentures, the "Conrail Debentures") for a combination of (i) (x) 9-3/4% Notes due June 15, 2020 issued by NYC Newco and fully and unconditionally guaranteed by CSXT and 9-3/4% Notes due June 15, 2020 issued by PRR Newco and fully and unconditionally guaranteed by NSR and (y) a cash payment of $7.00 per $1,000 principal amount of 9-3/4% Conrail Debentures validly tendered, and (ii) (x) 7-7/8% Notes due May 15, 2043 issued by NYC Newco and fully and unconditionally guaranteed by CSXT and 7-7/8% Notes due May 15, 2043 issued by PRR Newco and fully and unconditionally guaranteed by NSR and (y) a cash payment of $7.50 per $1,000 principal amount of 7-7/8% Conrail Debentures validly tendered, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation Statement dated ____________, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus and Consent Solicitation Statement) and in the accompanying Letter of Consent/Transmittal dated _________, 2004 (the "Letter of Consent/Transmittal").

      The Companies are also soliciting (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") consents (the "Consents") to certain proposed amendments as described in the Prospectus and Consent Solicitation Statement (the "Proposed Amendments") to the Indenture (as supplemented and amended, the "Conrail Indenture") dated as of May 1, 1990, by Conrail and J.P. Morgan Trust Company, as successor Trustee, pursuant to which the Conrail Debentures were issued. By validly tendering their Conrail Debentures pursuant to the Exchange Offer and Consent Solicitation, Holders will be concurrently consenting to the Proposed Amendments with respect to the full principal amount of the Conrail Debentures so tendered on or prior to the Expiration Date. On or promptly following receipt of the requisite consents, Conrail and J.P. Morgan Trust Company, as successor Trustee, will execute an amendment to the Conrail Indenture (the "Supplemental Indenture") containing the Proposed Amendments.

      All capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and Consent Solicitation Statement.

      WE ARE THE REGISTERED HOLDER OF THE CONRAIL DEBENTURES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH CONRAIL DEBENTURES AND DELIVERY OF A CONSENT WITH RESPECT TO THE PROPOSED AMENDMENTS CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF CONSENT/TRANSMITTAL AND
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THE ACCOMPANYING PROSPECTUS AND CONSENT SOLICITATION STATEMENT ARE FURNISHED TO
YOU FOR YOUR INFORMATION AND CANNOT BE USED BY YOU TO TENDER CONRAIL
DEBENTURES, OR DELIVER A CONSENT TO THE PROPOSED AMENDMENTS, WITH RESPECT TO CONRAIL DEBENTURES HELD BY US FOR YOUR ACCOUNT.

      Accordingly, we request instructions as to whether you wish us to tender such Conrail Debentures held by us for your account pursuant to the Exchange Offer and Consent Solicitation, which will also constitute a delivery of a Consent. The Exchange Offer and Consent Solicitation is being made pursuant to the terms and conditions set forth in the Prospectus and Consent Solicitation Statement and the Letter of Consent/Transmittal. We urge you to read the Prospectus and Consent Solicitation Statement and the Letter of Consent/Transmittal carefully before giving us your instructions.

      Your instructions to us should be forwarded as promptly as possible to permit us to tender Conrail Debentures and thereby deliver Consents on your behalf in accordance with the provisions of the Prospectus and Consent Solicitation Statement and the Letter of Consent/Transmittal. Holders who tender Conrail Debentures in the Exchange Offer and Consent Solicitation will thereby have delivered Consents to the Proposed Amendments to the Conrail Indenture. Holders may not tender their Conrail Debentures without delivering such Consents. Pursuant to the terms of the Letter of Consent/Transmittal, the completion, execution and delivery thereof by a Holder in connection with the tender of Conrail Debentures will constitute the Consent of such tendering Holder to the Proposed Amendments with respect to the Conrail Debentures so tendered. Tenders may be withdrawn and Consents may be revoked only in accordance with the procedures set forth in the Prospectus and Consent Solicitation Statement.

      Any extension, termination or amendment will be followed as promptly as practicable by press release or other public announcement. If the Companies make a material change in the terms of the Exchange Offer and Consent Solicitation or the information concerning the Exchange Offer and Consent Solicitation or waive any condition of the Exchange Offer and Consent Solicitation that results in a material change to the circumstances of the Exchange Offer and Consent Solicitation, the Companies will circulate additional Exchange Offer and Consent Solicitation materials if and to the extent required by applicable law. In those circumstances, the Companies will also extend the Exchange Offer and Consent Solicitation if, and to the extent required by applicable law, in order to permit holders of the Conrail Debentures subject to the Exchange Offer and Consent Solicitation adequate time to consider the additional materials.

      Your attention is directed to the following:

      1.    The Exchange Offer is for any and all outstanding Conrail
            Debentures;

      2. The tender of Conrail Debentures will constitute the Consent of such tendering Holder to the Proposed Amendments with respect to the Conrail Debentures so tendered;

      3. The Companies do not currently intend to extend the Expiration Date, which is currently ___________, 2004 at 5:00 p.m., New York City time;

      4. The Companies' obligations regarding the Exchange Offer and Consent Solicitation are subject to certain conditions set forth in the Prospectus and Consent Solicitation Statement under the caption "Description of This Exchange Offer and Consent Solicitation -- Conditions to this Exchange Offer and Consent Solicitation." The Companies reserve the right to jointly waive any and all of such conditions;

      5. Tendering Holders who tender their Conrail Debentures may withdraw any tender of Conrail Debentures and revoke the related Consents at any time prior to the Expiration Date, but not thereafter;

      6. If the requisite consents are received and the Proposed Amendments become effective, Holders of Conrail Debentures that are not tendered and accepted for exchange pursuant to the Exchange Offer and Consent Solicitation for any reason will no longer be entitled to the benefits of most of the restrictive covenants in the Conrail Indenture as currently in effect; and
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      7.    Any transfer taxes incident to the transfer of Conrail Debentures from the tendering Holder to the Companies will be paid by Conrail, except as provided in the Prospectus and Consent Solicitation Statement and the Letter of Consent/Transmittal.

      The Companies expressly reserve the right, in their sole discretion: (i) to amend the terms of the Exchange Offer and Consent Solicitation in any manner;
(ii) to waive, in whole or in part, any of the conditions to the Exchange Offer and Consent Solicitation; (iii) to extend the period of time during which the Exchange Offer and Consent Solicitation is open and thereby delay acceptance of any of the Conrail Debentures to which the extension applies, by giving written notice of any extension to the Exchange Agent and notice of that extension to the Holders by press release or other public announcement; (iv) to extend or terminate the Exchange Offer and Consent Solicitation and to refuse to accept Conrail Debentures not previously accepted if any of the conditions set forth in the Prospectus and Consent Solicitation Statement under "Description of This Exchange Offer and Consent Solicitation -- Conditions to the Exchange Offer and Consent Solicitation" have not been satisfied or waived by the Companies, by giving written notice of such delay, extension or termination to the Exchange Agent and written notice of such extension or termination to Holder by press release or other public announcement; or (v) if, in the opinion of the Companies' respective counsel, the consummation of the Exchange Offer and Consent Solicitation would violate any law or interpretation of the Staff of the Securities and Exchange Commission, to terminate or amend the Exchange Offer and Consent Solicitation by giving written notice to the Exchange Agent.

      IF YOU WISH TO HAVE US TENDER ANY CONRAIL DEBENTURES HELD BY US FOR YOUR ACCOUNT, PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION, WHICH CONSTITUTES A DELIVERY OF A CONSENT, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM THAT FOLLOWS IN THE ATTACHED, PREPAID ENVELOPE.

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                                INSTRUCTION FORM

                             EXCHANGE OFFER FOR ALL
                    OUTSTANDING 9-3/4% DEBENTURES DUE 2020 OF
             CONSOLIDATED RAIL CORPORATION (CUSIP NO. 209864AT4) AND
                    OUTSTANDING 7-7/8% DEBENTURES DUE 2043 OF
               CONSOLIDATED RAIL CORPORATION (CUSIP NO. 209864AU1)
   AND SOLICITATION OF CONSENTS TO CERTAIN AMENDMENTS TO THE RELATED INDENTURE
             PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION
         DESCRIBED IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT

                              DATED _____ ___, 2004

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein and the Prospectus and Consent Solicitation Statement of Consolidated Rail Corporation ("Conrail"), CSX Transportation, Inc. ("CSXT"), NYC Newco Inc. ("NYC Newco"), Norfolk Southern Railway Company ("NSR") and PRR Newco, Inc. ("PRR Newco," and together with Conrail, CSXT, NYC Newco and NSR, the "Companies") dated ___________, 2004 (the "Prospectus and Consent Solicitation Statement") relating to the Exchange Offer and Consent Solicitation described therein. All capitalized terms used and not defined in this Instruction Form have the meanings assigned to them in the Prospectus and Consent Solicitation Statement.

      The undersigned, as the beneficial owner of the Conrail Debentures listed below with respect to which you are the Holder, hereby authorizes and directs you to tender the principal amount of Conrail Debentures indicated below, which will constitute the delivery of Consents to the Proposed Amendments with respect to such Conrail Debentures, held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Consent Solicitation Statement and the Letter of Consent/Transmittal including the representations and warranties contained therein. You are further authorized and directed to take all other or further action as may be necessary to carry out and effectuate the purpose and intent of these instructions.

         SERIES OF CONRAIL DEBENTURES                                                     PRINCIPAL AMOUNT TENDERED(A)
         ----------------------------                                                     ----------------------------


9-3/4% Conrail Debentures due June 15, 2020                                   $
                                                                               --------------------------------------------------
Date:                                                 , 2004
      -----------------------------------------------
                                                                              --------------------------------------------------
                                                                                                 SIGNATURE(S)
7-7/8% Conrail Debentures due May 15, 2043
Date:               _____________________________     , 2004                  --------------------------------------------------
                                                                                           PLEASE PRINT NAME(S) HERE

                                                                               --------------------------------------------------
                                                                                        PLEASE TYPE OR PRINT ADDRESS

                                                                               --------------------------------------------------
                                                                                        AREA CODE AND TELEPHONE NUMBER

                                                                               --------------------------------------------------
                                                                                       TAXPAYER IDENTIFICATION NUMBER OR

                                                                               --------------------------------------------------
                                                                                              SOCIAL SECURITY NUMBER

                                                                               --------------------------------------------------
                                                                                                  ACCOUNT NUMBER

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(a)   Failure to indicate the principal amount will be deemed to authorize, and result in, the entire principal amount of Conrail Debentures held by us for the account of the undersigned being tendered (and the corresponding Consents with respect thereto being given)